UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

UNIVERSAL DISPLAY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNIVERSAL DISPLAY CORPORATION

SUPPLEMENTAL PROXY MATERIALS

APRIL 28, 2015

Due to an administrative error, the proxy statement for our 2015 Annual Meeting of Shareholders (the “Proxy Statement”) misstated the number of shares of our common stock outstanding on the April 8, 2015 record date and entitled to vote at the Annual Meeting. The correct number of shares of common stock is 46,369,876 (and not 45,869,442 common shares, as shown on pages 1, 29 and 30 of the Proxy Statement). Also, the percentages of our shares of common stock held by certain shareholders as of the April 8, 2015 record date (as shown on pages 29 and 30 of the Proxy Statement) were stated incorrectly. The following list includes those shareholders for whom the percentage of shares of common stock has changed from the percentage reflected in the Proxy Statement (there is no change for shareholders not appearing here): (a) on page 29: Scott Seligsohn – 7.2%; Lori S. Rubenstein – 6.9%; Discovery Capital Management, LLC - 15.0%; Waddell & Reed – 8.7%; and The Vanguard Group – 5.3%; and (b) on page 30: Steven V. Abramson – 1.3%.